EXHIBIT 5.1

December 6, 2007

The Great Atlantic & Pacific Tea Company
Two Paragon Drive
Montvale, NJ 07645

Re:     Shares Issued Pursuant to Shelf Registration Statement

Ladies and Gentlemen:

          This opinion is furnished in our capacity as special Maryland counsel for The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3, as amended (which, together with the prospectus and any prospectus supplement relating thereto (both the prospectus and any such supplement being, collectively, the “Prospectus”) shall hereinafter be referred to collectively as the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering common stock of the Company, par value $1.00 per share (the “Common Stock”), preferred stock of the Company, without par value (the “Preferred Stock” and, together with the Common Stock, collectively the “Securities”), or senior or subordinated debt securities, pursuant to Rule 415 of the Act, to be offered from time to time by the Company on terms to be determined at the time of such offering. Terms used and not defined herein shall have the meanings given to them in the Registration Statement.

          In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	Articles of Incorporation of the Company, as amended and restated through September 6, 2007 (as filed as Exhibit 3.1 to the Registration Statement) (the “Charter”);

(b)	Amended and Restated Bylaws of the Company, as amended and restated through December 3, 2007 (as filed as Exhibit 3.2 to the Registration Statement);

(c)	Those certain resolutions adopted on November 30 by the Board of Directors of the Company (collectively, the “Registration Statement Authorizing Resolutions”);

The Great Atlantic & Pacific Tea Company, Inc.
December 6, 2007

(d)	Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated as of November 26, 2007;

(e)	the Registration Statement; and

(f)	Such other certificates, records and copies of executed originals, final forms and draft forms of documents as we deemed necessary for the purpose of this opinion.

          With respect to this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have not independently verified any factual matters or reviewed any documents other than the documents referred to above and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification or review.

          We have further assumed that (i) the Board of Directors of the Company will, prior to the issuance of any of the Securities, have adopted a resolution or resolutions that authorize the issuance of such Securities, set the minimum consideration for the Securities or a formula for its determination, and fairly describe any consideration other than money; (ii) the consideration for the issuance of the Securities has been received and consists in whole or in part of money, tangible or intangible property, labor or services actually performed for the Company, a promissory note or other obligation for future payment in money, or contracts for labor or services to be performed; (iii) to the extent that any Securities are being issued in exchange or upon exercise or conversion of any other securities, the requirements of clause (i) and (ii) of this sentence shall have been satisfied as to the issuance of such other securities; (iv) with respect to any Preferred Stock, the terms of such Preferred Stock, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, shall have been determined in accordance with the Maryland General Corporation Law; (v) the Registration Statement, and any amendments thereto (including post effective amendments), will have become effective; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; and (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and shall be binding upon and enforceable against the Company and the other parties thereto. As to matters of fact, we have relied upon representations of officers of the Company.

          We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Maryland.

          Based upon and subject to the foregoing, we are of the opinion that when the Securities have been issued and sold in a manner consistent with the assumptions provided above, and certificates representing the Securities have been duly executed, countersigned, registered and

The Great Atlantic & Pacific Tea Company, Inc.
December 6, 2007

delivered in accordance with Maryland General Corporation Law, such Securities will be duly authorized, validly issued, fully-paid and non-assessable.

          The foregoing further assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder. The opinions expressed herein are being delivered to you as of the date hereof in connection with the Application described hereinabove and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP